EXHIBIT 99.1

Wendy’s/Arby’s Group, Inc. Reports Third Quarter and Nine Month 2008 Pre-Merger Results for Triarc and Wendy’s

New Leadership Team Focused on Driving Sales, Store-Level Profit Margins and EBITDA Growth

Initiatives Launched to Drive $100 Million in Incremental Operating Profit at Wendy’s® and Reduce Corporate G&A by $60 Million Over the Next 2-3 Years

Wendy’s Brand Turnaround Under Way and Sales Performance Improving With More Effective Execution of Value Strategy and Introduction of a New Premium Product; Same-Store Sales at Company-Operated Wendy’s Restaurants Increased Approximately 5% in October 2008

Board Approves Quarterly Cash Dividend of $0.015 Per Share

ATLANTA, November 6, 2008 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), the parent company of Wendy’s International, Inc. (“Wendy’s”) and Arby’s Restaurant Group, Inc. (“Arby’s”), today announced pre-merger results for Triarc and Wendy’s® for the fiscal third quarter and nine months ended September 28, 2008. Triarc’s results are detailed in a Form 10-Q filing with the Securities and Exchange Commission and Wendy’s results are detailed in a Form 8-K filing with the SEC. The 8-K filing also includes select combined Triarc and Wendy’s pro-forma results and balance sheet information.  Investors should review these filings in conjunction with this news release.  As previously announced, the merger between Triarc Companies, Inc. and Wendy’s International, Inc. was completed on September 29, 2008.  In connection with the merger, Wendy’s became a wholly owned subsidiary of Triarc and Triarc changed its name to Wendy’s/Arby’s Group, Inc.  Consolidated financial reporting including Wendy’s will begin with the fiscal fourth quarter of 2008.

Triarc’s Third-Quarter Highlights
Arby’s® sales increased 0.7% to $287.6 million for company-operated restaurants and franchise revenues increased 4.6% to $22.8 million. Company same-store sales declined 7.2% and franchise same-store sales were down 4.0% as competitive discounting intensified. Triarc’s net loss was $12.1 million, including pre-tax impairment charges totaling $14.1 million related to company-operated assets held for sale and to underperforming restaurants, as compared to net income of $3.7 million for the third quarter of 2007.  Triarc’s adjusted consolidated earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)1 were $34.4 million, compared to $38.2 million in the third quarter of 2007.

Wendy’s Third-Quarter Highlights
Wendy’s sales decreased 1.2% during the quarter to $548.1 million for company-operated restaurants and franchise revenues increased 2.4% to $76.8 million. Company same-store sales declined 0.2% and franchise same-store sales increased 0.2%, with sequential improvement throughout the quarter. September and October same-store sales at company-operated restaurants were up 2.1% and approximately 5%, respectively. Wendy’s net loss from continuing operations was $30.8 million, which included Special Committee and restructuring pre-tax charges of $68.5 million related to merger fees, costs related to change in control provisions in executive employment agreements and merger related equity compensation, a portion of which did not require the use of cash. The results also reflect the effect of flat sales, higher food costs and wage inflation. Wendy’s Adjusted EBITDA2 was $81.1 million, compared to $95.1 million in the same quarter a year ago.

Management Focused on Turnaround of Wendy’s Brand and Improving Arby’s Results
Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said: “Now that we have completed the merger, we are focused on the critical aspects of growing sales, store-level operating profit margins and cash flow.  We have demonstrated the ability to drive superior profit margins in the past and are committed to building on that track record.  Our immediate focus is to grow profitable transactions, run a lean and efficient organization, and capture synergies available to the third largest quick-service restaurant company in the U.S. with more than 10,000 restaurants system-wide.

“At Wendy’s, we plan to re-establish the brand’s premier quality positioning and take aggressive steps to grow sales and improve restaurant operating margins,” said Smith.  “We are encouraged that Wendy’s same-store sales improved throughout the third quarter as we introduced an effective value offering in September featuring our great-tasting Double-Stack Cheeseburgertm, the Crispy Chicken Sandwich and the Junior Bacon Cheeseburger – all at a 99 cents price point. September same-store sales were positive and October results were even better as we featured new Flavor-Dipped Chicken sandwiches, reinforcing the premium quality of Wendy’s tender center cut chicken fillets.

“Arby’s same-store sales results during the quarter were indicative of the challenging operating environment and a decline in customer traffic, which primarily reflected aggressive price discounting and coupon offers by competitors,” said Smith. “To restore momentum, we are focused on Arby’s core customers and, specifically, the appeal of our premium roast beef products and toasted subs.  We believe that the inherent strength of Arby’s quality brand positioning, more targeted advertising and new products aimed at our core customers will lead to sales growth and improved operating margins.”

1 See reconciliation of Non-GAAP Measurements to GAAP results for further detail on page 7.
2 See reconciliation of Wendy’s Non-GAAP Measurements to GAAP results for further detail on page 8.

Wendy’s/Arby’s Group Launches Initiatives to Drive Performance
Following the completion of the merger, the Company has launched new initiatives aimed at:

•	Achieving synergies and overhead reductions over the next 2-3 years that will result in annualized savings of approximately $60 million of reduced general and administrative expenses as compared to pre-merger forecasts through the elimination of duplicate corporate functions and a streamlining of support services.
•
Generating approximately $100 million of annual incremental store-level operating profit at the Wendy’s brand over the next 2-3 years, as compared to pre-merger results, with cost improvements in food, labor and general operating expenses.

•	Expanding dayparts for both brands
•	Exploring dual-concept unit development in countries outside the U.S. and possibly in high-cost U.S. real estate markets.

“Our newly assembled leadership team is leveraging Arby’s and Wendy’s teams’ established track records of operational excellence and aggressively moving on a comprehensive integration plan and new organizational structure to enhance the long-term performance of both brands,” said Smith. “We appreciate the overwhelming support of our stockholders in approving the merger in late September, and we are thrilled to lead two premier, high-quality brands in the quick-service restaurant business. Our leadership has been focused for the past several months on laying the foundation for significant long-term value creation for all of our stakeholders and I am optimistic about what we can achieve in 2009 and beyond.”

Board Approves Quarterly Dividend of $0.015 Per Share
The Board of Directors approved a quarterly cash dividend of $0.015 per share, payable on December 15, 2008, to Wendy’s/Arby’s Group, Inc. stockholders of record as of December 1, 2008.

“We believe paying a cash dividend provides our stockholders with an immediate investment return combined with our anticipated future growth. Our directors and management team are confident about the Company’s future prospects,” said Smith. “In these challenging economic times and tight credit markets, we will continue to be prudent stewards of our capital by maintaining a sharp focus on appropriate levels of liquidity and financial leverage. We will also focus on select high return strategic business investment projects.”

As of October 31, 2008 Wendy’s/Arby’s Group, Inc. had 469,769,742 shares of Common Stock outstanding.

Quarterly Earnings Conference Calls To Commence in 2009
Management will not hold a conference call today and intends to conduct quarterly conference calls with the investment community beginning in 2009. Investors should carefully review this news release in conjunction with the Company’s Form 10-Q and Form 8-K filings made today.

Additional Information Online
Third quarter 2008 and prior quarterly historical information such as restaurant count details and same-store sales for both Wendy’s and Arby’s are available at www.wendysarbys.com. Select “Investor Relations” and then “Financial Data” and “Non-GAAP Reports”.

About Wendy's/Arby's Group, Inc.
Wendy's/Arby's Group, Inc. is the third largest quick-service restaurant company in the United States and is the franchisor of the Wendy's and Arby's restaurant systems. The combined restaurant systems include more than 10,000 restaurants in 50 states and 21 countries worldwide. To learn more about Wendy's/Arby's, please visit the Company's web site at www.wendysarbys.com.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively “Wendy’s/Arby’s Group” or the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“The Reform Act”).    All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers; (3) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) increasing costs associated with food, supplies, energy, fuel, distribution and labor; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of the Annual and Quarterly Reports on Forms 10-K and 10-Q of Wendy’s/Arby’s Group, Inc. (formerly Triarc Companies, Inc.) and of Wendy’s International, Inc.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors.  The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry.  The Company also uses adjusted consolidated EBITDA, which for Triarc excludes 2007 amounts related to the asset management business which was sold on December 21, 2007 and excludes corporate relocation and restructuring charges, as an internal measure of business operating performance.  Management believes adjusted consolidated EBITDA provides a meaningful perspective of the underlying operating performance of the Company’s current business. For Wendy’s, adjusted EBITDA excludes restructuring charges and expenses related to the Special Committee of the Wendy’s Board of Directors that was established to consider strategic alternatives for Wendy’s.  Similarly, management believes Wendy’s adjusted EBITDA provides a meaningful perspective of the underlying operating performance of Wendy’s.  EBITDA, adjusted consolidated EBITDA, and Wendy’s adjusted EBITDA are not recognized terms under GAAP.  Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates EBITDA. EBITDA, adjusted consolidated EBITDA, and Wendy’s adjusted EBITDA should not be considered as alternatives to operating profit or net income (loss).

The Company’s presentation of EBITDA, adjusted consolidated EBITDA, Wendy’s adjusted EBITDA and other non-GAAP measures is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

For Media and Investor contact:
John Barker at 614-764-3044 or john.barker@wendysarbys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com

Wendy’s/Arby’s Group, Inc. and Subsidiaries
(Formerly Triarc Companies, Inc.)
Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2007	2008	2007	2008
	(In Thousands Except Per Share Amounts)
	(Unaudited)
Sales	$285,496	$287,641	$830,566	$860,560
Franchise revenues	21,777	22,730	62,855	65,679
Asset management and related fees	16,940	-	49,659	-
	324,213	310,371	943,080	926,239
Costs and expenses:
Cost of sales	210,940	222,206	610,799	655,643
Cost of services	6,562	-	19,760	-
Advertising	20,929	17,674	59,316	62,674
General and administrative	42,009	36,075	155,567	123,108
Depreciation and amortization	20,022	30,701	54,411	64,387
Facilities relocation and corporate restructuring	1,807	(82)	81,254	812
Settlement of preexisting business relationships	-	-	-	(487)
	302,269	306,574	981,107	906,137
Operating profit (loss)	21,944	3,797	(38,027)	20,102
Interest expense	(15,489)	(13,585)	(46,164)	(41,020)
Investment (loss) income, net	(1,083)	(1,376)	39,690	(76,497)
Other income (expense), net	1,101	1,062	5,866	(2,279)
Income (loss) from continuing operations before income taxes and minority interests	6,473	(10,102)	(38,635)	(99,694)
(Provision for) benefit from income taxes	(4,174)	(2,938)	24,385	12,292
Minority interests in (income) loss of consolidated subsidiaries	1,432	(326)	(2,832)	(340)
Income (loss) from continuing operations	3,731	(13,366)	(17,082)	(87,742)
Income (loss) from disposal of discontinued operations, net of income taxes	-	1,219	(149)	1,219
Net income (loss)	$3,731	$(12,147)	$(17,231)	$(86,523)

EBITDA (a)	$41,966	$34,498	$16,384	$84,489

Basic and diluted income (loss) per share:
Class A and Class B common stock:
Continuing operations	$0.04	$(0.14)	$(0.19)	$(0.95)
Discontinued operations	-	0.01	-	0.01
Net income (loss)	$0.04	$(0.13)	$(0.19)	$(0.94)

Number of shares used to calculate diluted income (loss) per share:[1]
Class A common stock	28,997	28,905	28,821	28,903
Class B common stock	64,362	63,745	63,478	63,720

	December 30,	September 28,
Balance Sheet Data:	2007	2008
Cash, cash equivalents and investments[2]	$195,630	$97,857
Total assets	1,454,567	1,322,170
Long-term debt	711,531	666,240
Total stockholders' equity	448,874	334,235

1 The dilutive effect of stock options and restrictive shares in the third quarter ended September 30, 2007 is less than $0.01 per share.
2 Excludes any investments related to DFR and includes restricted investments in a managed account of $99,007 and $63,242 at December 30, 2007 and September 28, 2008, respectively.

(a) The calculation of EBITDA and a reconciliation of consolidated EBITDA to net income (loss) follows:

	Third Quarter		Nine Months Ended
	2007	2008	2007	2008
	(In thousands)
	(Unaudited)
Restaurants	$29,846	$23,731	$76,674	$58,344
Asset management	1,262	-	3,877	-
General corporate	(9,164)	(19,934)	(118,578)	(38,242)
Consolidated operating profit (loss)	21,944	3,797	(38,027)	20,102

Plus: depreciation and amortization
Restaurants	14,661	20,455	43,146	51,975
Asset management	4,289	-	8,003	-
General corporate	1,072	10,246	3,262	12,412
Consolidated depreciation and amortization	20,022	30,701	54,411	64,387

EBITDA:
Restaurants	44,507	44,186	119,820	110,319
Asset management	5,551	-	11,880	-
General corporate	(8,092)	(9,688)	(115,316)	(25,830)
Consolidated EBITDA	41,966	34,498	16,384	84,489
Depreciation and amortization	(20,022)	(30,701)	(54,411)	(64,387)
Interest expense	(15,489)	(13,585)	(46,164)	(41,020)
Investment (loss) income, net	(1,083)	(1,376)	39,690	(76,497)
Other income (expense),net	1,101	1,062	5,866	(2,279)
Consolidated income (loss)from continuing operations before income taxes and minority interests	6,473	(10,102)	(38,635)	(99,694)
(Provision for) benefit from income taxes	(4,174)	(2,938)	24,385	12,292
Minority interests in (income) loss of consolidated subsidiaries	1,432	(326)	(2,832)	(340)
Income (loss) from continuing operations	3,731	(13,366)	(17,082)	(87,742)
Income (loss) from disposal of discontinued operations, net of income taxes	-	1,219	(149)	1,219
Net income (loss)	$3,731	$(12,147)	$(17,231)	$(86,523)

Wendy’s/Arby’s Group, Inc. and Subsidiaries
(Formerly Triarc Companies, Inc.)
Reconciliation of Adjusted Consolidated EBITDA to Consolidated EBITDA

	Third Quarter		Nine Months Ended
	2007	2008	2007	2008
	(In thousands)
	(Unaudited)
Adjusted consolidated EBITDA	$38,222	$34,416	$85,758	$85,301
Less: Facilities relocation and corporate restructuring	(1,807)	82	(81,254)	(812)
Plus: Asset management EBITDA	5,551	-	11,880	-
Consolidated EBITDA	$41,966	$34,498	$16,384	$84,489

Wendy’s International Inc. and Subsidiaries
The calculation of Wendy’s EBITDA and a reconciliation of Wendy’s EBITDA to Wendy’s net income (loss) follows:

	Third Quarter		Nine Months Ended
	2007	2008	2007	2008
	(In thousands)
	(Unaudited)
Operating profit (loss):	$50,970	$(19,915)	$134,832	$33,179
Plus: depreciation and amortization	28,272	32,527	88,459	96,369
EBITDA	79,242	12,612	223,291	129,548
Depreciation and amortization	(28,272)	(32,527)	(88,459)	(96,369)
Interest expense, net	(7,388)	(7,308)	(23,366)	(21,789)
Other income (expense),net	54	(3,552)	518	(3,822)
Income (loss) from continuing operations before income taxes	43,636	(30,775)	111,984	7,568
(Provision for) benefit from income taxes	(14,840)	925	(39,425)	(13,359)
Income (loss) from continuing operations	28,796	(29,850)	72,559	(5,791)
Income from discontinued operations, net of income taxes	1,114	-	1,271	-
Net income (loss)	$29,910	$(29,850)	$73,830	$(5,791)

Reconciliation of Wendy’s Adjusted EBITDA to Wendy’s EBITDA

	Third Quarter		Nine Months Ended
	2007	2008	2007	2008
	(In thousands)
	(Unaudited)
Adjusted EBITDA	$95,104	$81,107	$250,789	$216,302
Less: Facilities relocation and corporate restructuring	(2,425)	(829)	(9,353)	(2,523)
Less: Special Committee related charges	(13,437)	(67,666)	(18,145)	(84,231)
EBITDA	$79,242	$12,612	$223,291	$129,548